REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "Agreement") is made by and between the undersigned (the "Shareholder") and The American Energy Group, Ltd., a Nevada corporation (the "Company").

W I T N E S S E T H:

WHEREAS, the Shareholder has purchased __________ shares (the "Shares") of common stock of the Company, par value $.001 per share (the “Common Stock”) and ___________ warrants to purchase Common Stock (the “Warrants”) in the Offering of Shares of Common Stock and Warrants (the “Offering”) made by the Company as described in the Confidential Private Offering Memorandum dated May 3, 2006 (the “Memorandum”) as evidenced by that certain Securities Purchase Agreement executed and submitted to the Company by Shareholder dated May 3, 2006 (the “Purchase Agreement”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The Company covenants and agrees as follows:

1.  Definitions.   For purposes of this Agreement:

(a)   The term "Holder" means any person owning or having the right to acquire Shares or the Registrable Securities, including Shareholder or any transferees of Shareholder.

(b) The term “1933 Act” means the Securities Act of 1933, as amended.

(c) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(d) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective.

(e) The term "Registrable Securities" means (i) the Shares, (ii) the Warrants(iii) the shares of Common Stock underlying the Warrants, all issued by the Company pursuant to the Offering, or in exchange for or in replacement of the Shares, but excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights are not assigned; provided, however, that any such securities shall cease to be Registrable Securities when one or more registration statements with respect to the sale of such securities shall have become effective under the 1933 Act and all such securities shall have been disposed of in accordance with the plan of distribution set forth therein.

(f) The number of shares of "Registrable Securities Then Outstanding" shall be equal to the sum of the number of shares of Common Stock outstanding and the number of shares of Common Stock underlying the outstanding Warrants which are Registrable Securities.

(g) The term "Registration Expenses" means all registration, qualification, listing and filing fees, printing expenses, escrow fees and blue sky fees, fees and disbursements of counsel for the Company and of the Company's independent certified public accountants, in each case incident to or required by the registration under this Agreement, and any other fees and expenses of the registration under this Agreement which are not Selling Expenses.

(h) The term "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

(i) All other capitalized terms used in this Section that are not defined herein shall have the meaning otherwise given in the Memorandum.

2. Registration Obligation. Within sixty (60) days after the Closing Date of the Offering (as defined in the Memorandum), the Company agrees to file a registration statement (the “Registration Statement”) pursuant to the 1933 Act to register the resale of the Registrable Securities with the Securities and Exchange Commission (the “Commission”). The Company shall promptly give written notice to all holders of record of the Shares and the Warrants which were purchased or issued in connection with the Offering. The Company will use reasonable efforts to cause the Registration Statement to become effective. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, but not later than one hundred twenty (120) days after the Closing Date. Should the Company fail to file the registration statement within sixty (60) days after the Closing Date, then upon such occurrence, and on every monthly anniversary thereof until the filing of the Registration Statement by the Company, the Company shall pay to the Holder an amount in cash as liquidated damages and not as a penalty, equal to 1.0% of the number of Shares then owned by Holder acquired in the Offering. Any payments made pursuant to the terms hereof shall apply on a prorated basis for any portion of a month prior to the filing of the Registration Statement by the Company. In the event the Company fails to make the payments pursuant to the terms hereof in a timely manner, such payments shall bear interest at a rate of 1% per month (prorated for partial months) until paid in full. The Company will give each Holder written notice of such registration and include in such registration (and any related qualification under blue sky or other state securities laws) all of the Registrable Securities. The Company shall not be obligated to effect more than one registration on behalf of the Shareholders and purchasers in the Offering.

3. Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to the Registrable Securities registered on behalf of the Holders shall be borne by the Holders of such Registrable Securities pro rata based upon the total number of Registrable Securities included in the registration or, if such Selling Expenses are specifically allocable to Registrable Securities held by specific Holders, by such Holders to the extent related to the sale of such Registrable Securities.

4. Registration Procedures.

(a) In connection with the registration of Registrable Securities required pursuant to this Agreement, the Company shall as expeditiously as is reasonable:

(i)  prepare and file with the SEC on any appropriate form a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period described in paragraph (ii) below;

(ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement the earliest of (w) when the Registrable Securities have been sold pursuant to Rule 144 promulgated under the 1933 Act (or any successor provision) ("Rule 144") or such registration statement, (x) when the Registrable Securities have been otherwise transferred and a new certificate for the Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company, (y) when all of the Holder’s and its Affiliates’ remaining Registrable Securities can be sold in a single transaction in compliance with Rule 144, or (z) when the Registrable Securities have ceased to be outstanding;

(iii) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (at least one of which shall include all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

(iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things as may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(v) immediately notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary, in the opinion of counsel to the Company, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to any such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law;

(vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

(vii) use its reasonable best efforts to list such securities on each securities exchange or over-the-counter market on which shares of Common Stock are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange and, if shares of Common Stock are not then listed on a securities exchange or over- the-counter market, to use its reasonable best efforts to cause such securities to be listed on such securities exchange or over-the-counter market as such seller shall reasonably request;

(viii) provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

(b) The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may from time to time reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(c)  Notwithstanding the registration rights granted to the Shareholder under this Agreement, in the event the Company files a registration statement for an underwritten public offering of Common Stock (a "Company Offering") within three years of the termination of the Offering and while the Registration Statement covering the Registrable Securities is effective, then upon the request of the Company's underwriter in such Company Offering, the Shareholder agrees to enter into an agreement pursuant to which the Shareholder will be prohibited from transferring the Registrable Securities for such period of time, not to exceed 60 days after completion of the Company Offering, as the Company's underwriter may request. The Company may enter stop transfer orders with its transfer agent in order to effect this prohibition.

5. Obligations of Shareholder.

(a) The Shareholder agrees that it will offer and sell Shares in compliance with all applicable state and federal securities laws. Specifically, without limitation, the Shareholder agrees as follows:

(i) The Shareholder agrees not to use any prospectus (as that term is defined under the 1933 Act) for the purpose of offering or selling the Shares to the public except for the Prospectus, as the same may be supplemented and amended from time to time.

(ii) Neither the Shareholder nor any affiliate of the Shareholder shall engage in any practice which would violate Rule 10b-6 promulgated under the 1934 Act ("Exchange Act").

(iii) Neither the Shareholder nor any Affiliate of the Shareholder shall solicit purchases of Common Stock to facilitate the distribution of Shares in violation of Rule 10b-2 promulgated under the 1934 Act.

(iv) Neither the Shareholder nor any Affiliate of the Shareholder shall effect any stabilizing transactions to facilitate the offer and sale of Shares to the public in violation of Rule 10b-7 promulgated under the 1934 Act.

(b) The Shareholder agrees to promptly notify the Company as and when any Shares are sold and when the Shareholder elects to terminate all further offers and sales of Shares pursuant to the Registration Statement. The Shareholder acknowledges that any Shares which have not been sold within two years after the termination of the Offering or any earlier termination of the distribution of the Shares will be removed from registration by means of a post-effective amendment to the Registration Statement.

(c) It shall be a condition precedent to the obligations of the Company to take any action with respect to registering the Shares that the Shareholder furnish the Company in writing such information regarding the Shareholder, the Shares and other securities of the Company held by the Shareholder, and the distribution of such Shares as the Company may from time to time reasonably request in writing. If the Shareholder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude the Shareholder's Shares from the Registration Statement if the Company provides the Shareholder with an opinion of counsel to the effect that such information must be included in the Registration Statement and the Shareholder thereafter continues to withhold such information.

                6.  Restrictions on Transfer. The Shareholder agrees that it will not sell, exchange, pledge or otherwise transfer any Shares except in transactions (i) made pursuant to the Registration Statement, or (ii) which are exempt from all registration requirements of the 1933 Act (or conducted pursuant to Rule 144 thereunder) and all applicable state securities laws, and for which the Company is provided with an opinion of counsel to the Shareholder and other evidence as may be reasonably satisfactory to the Company to the effect that such transfer will not be in violation of the 1933 Act and all applicable state securities laws.

7. Indemnification.

(a) The Company will indemnify each Holder or transferee with respect to which registration has been effected pursuant to this Agreement, each of its officers and directors, if any, and each underwriter for such Holder or transferee, if any, and each person who controls the Holder or any such underwriter within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the 1933 Act or any rule or regulation promulgated under the 1933 Act applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claims, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

(b) Each Holder or transferee will, if Registrable Securities held by such Holder or transferee are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter for such Holder, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act and each other such Holder against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such Holders, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this Section shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities hereunder, unless such liability arises out of or is based on willful conduct by such Holder.

(c) Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claims or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense for matters as to which there is, in the opinion of counsel to the Indemnifying Party, a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and the litigation resulting therefrom.

8.	Contribution.

(a) If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement (or alleged untrue statement), of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

(b) Notwithstanding anything to the contrary contained herein, the obligation of each Holder to contribute pursuant to this Section 8 is several and not joint and no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue statement (or alleged untrue statement) or omission (or alleged omission).

(c) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of the terms of this Agreement.

10. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Shareholder at the address set forth in the Purchase Agreement, and to the Company at the address set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

If to Company:  The American Energy Group, Ltd.
                                                   Attn: President
                                                   120 Post Road West, Suite 202
                                                   Westport, Connecticut 06880

If to Shareholder: _____________________________
_____________________________
_____________________________

11. Entire Agreement. This Agreement contains and constitutes the entire agreement between and among the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. This instrument is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto.

12. Binding Effect. This Agreement shall be binding on and enforceable by the Shareholder and by the Company and its successors. No transferee of Shares shall acquire any rights under this Agreement except with the written consent of the Company, which may be withheld for any reason. In the event the Company is a party to a merger or consolidation in a transaction in which the Shares are converted into equity securities of another entity, then the Company shall cause such other entity to assume the Company's obligations under this Agreement such that this Agreement shall apply to the equity securities received by the Shareholder in exchange for the Shares, unless such equity securities are, upon receipt and without further action by the Shareholder, readily salable without registration under the Securities Act.

13. Construction. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Nevada. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein.

14. Invalidity. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provisions shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provisions while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

16. Amendments and Waivers. Any term or provision of the registration rights stated in this Agreement may be amended and the observance of any term of such rights may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Registrable Securities Then Outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of the Shares and any Registrable Securities Then Outstanding, each future holder of Shares and such Registrable Securities, and the Company.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Washoe County, Nevada.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates shown below.

SHAREHOLDER:   ________________________________________________

_______________________________________________
Date

COMPANY:    THE AMERICAN ENERGY GROUP, LTD.

By: __________________________________________
Pierce Onthank, President and CEO

Date: May 3, 2006